UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 14, 2011

DEEP DOWN, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Pkwy N. Suite 100, Houston, TX  77040
(Address of principal executive offices) (Zip Code)

(281) 517-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – Matters Related to Accountants and Financial Statements

ITEM 4.02 (a) – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In conjunction with an internal review meeting of Flotation Technologies, Inc., a Maine corporation (“Flotation”) and a wholly owned subsidiary of Deep Down, Inc., a Nevada corporation (“Deep Down” or the “Company”), management of the Company (“Management”) reviewed the status of one of its long-term fixed price contracts (the “Contract”) that was entered into by the Company in November of 2008 and is scheduled to be completed in the third quarter of 2011.  As a result of this review, Management determined that the percentage of completion accounting model it uses to determine the amount of revenue to recognize in the Company’s financial statements contained errors with respect to the labor and burden rates applied to project costs and that the estimate to complete the work for this Contract was not updated on a timely basis.  Management promptly notified KPMG LLP, the Company's independent registered public accounting firm (“KPMG”), and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”).  The Audit Committee and KPMG discussed the matter and Management continues to work to quantify the effects of these errors.  On January 14, 2011, the Audit Committee concluded, based on recommendations from Management, that, as a result of these errors, the Company’s unaudited interim financial statements for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010 should no longer be relied on and should be restated.

The Company expects to record an adjustment that will result in a decrease to cumulative revenues recognized under the Contract since its inception in the range of $1,900,000 to $2,300,000.  Since the costs related to work performed under the Contract were recorded correctly, the adjustment will also reduce the cumulative net income on the project reported by the Company in the same range.  Based on the analysis performed to date, the Company currently believes that the portion of this adjustment which relates to the year ended December 31, 2009 will decrease revenues and net income for that year by approximately $750,000 to $1,000,000.  At this time, the Company has concluded that the overstatement of revenues and net income resulting from these errors attributable to 2009 are not material to the 2009 financial statements. Therefore, the Company will not restate the financial statements included in the Form 10-K and the Form 10-Q’s for fiscal 2009. However, Management has not completed its review procedures and the amount of the adjustment is subject to change. Additionally, the Company believes that based on current estimates to complete the work under this Contract that the project will be at breakeven at its completion which is scheduled in mid-2011.

On December 31, 2010, substantially all the assets of Flotation were contributed to Cuming Flotation Technologies, LLC, a Delaware limited liability company, as part of a joint venture transaction which is more fully described in Deep Down’s Form 8-K filed on January 5, 2011.  Work under the Contract that included the manufacturing of buoyancy is being performed by Flotation.

The Company intends to file an amended Form 10-Q/A for each of the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010.  The Company expects to complete the filings as soon as practicable but no later than March 31, 2011.

In addition to the impact of the restatement on the Company’s previously issued financial statements, the Company will also evaluate whether the errors were the result of a material weakness in internal control over financial reporting and will include the results of this evaluation in the Form 10-Q/A’s.

It is the Company’s view that, based on the restatement to the Company’s previously issued financial statements, the Company will not be in compliance with the financial covenants under the Company’s credit facility as of September 30, 2010.  However, based on the Company’s initial review, even after the restatement, it appears that the Company will be in compliance with such covenants for the period ended December 31, 2010.

The Audit Committee has discussed the matters disclosed in this Form 8-K with PricewaterhouseCoopers LLP, the Company’s previous independent registered public accounting firm, and KPMG, the Company's current independent registered public accounting firm since July 8, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEEP DOWN, INC.

Date: January 19, 2011	By:	/s/ Ronald E. Smith
Ronald E. Smith
President and Chief Executive Officer

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